UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China North East Petroleum Holdings Limited

(Exact name of Registrant as specified in its charter)

Nevada	87-0638750
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

445 Park Avenue, New York, New York 10022

(Address of Principal Executive Offices, including ZIP Code)

Amended and Restated 2006 Stock Option/Stock Issuance Plan

(Full title of the plan)

Jingfu Li
Acting Chief Executive Officer
China North East Petroleum Holdings Limited
445 Park Avenue
New York, NY  10022
 (Name and address of agent for service)

(702) 734-3457
(Telephone number, including area code, of agent for service)

Copy to:

Mark E. Crone, Esq.
The Crone Law Group
101 Montgomery Street, Suite 2650
San Francisco, CA  94014

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
$0.001 par value common stock	2,500,000	$2.10	$5,250,000	$601.65
TOTALS	2,500,000	$2.10	$5,250,000	$601.65

(1)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the NYSE AMEX LLC as of December 9, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory note:  This registration statement on Form S-8 registers an additional 2,500,000 shares of common stock of China North East Petroleum Holdings Limited which may be issued pursuant to the Amended and Restated 2006 Stock Option/Stock Issuance Plan (the “Plan”).  Our previous registration statement on Form S-8 which registered 2,500,000 shares (File No. 333-132063) of Common Stock under the Plan is incorporated by reference except to the extent that an Item is restated below.

Item 8.	Exhibits

	4.1	Amended and Restated 2006 Stock Option/Stock Issuance Plan
	5.1	Opinion of Counsel
	23.1	Consent of Counsel (included in Exhibit 5.1)
	23.2	Consent of Baker Tilley Hong Kong Limited.
	23.3	Consent of Independent Petroleum Consultants Ralph E. Davis Associates, Inc.
	23.4	Consent of Victory Legal Group
	24.1	Powers of Attorney (included on signature page)

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of December 13, 2011.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of China North East Petroleum Holdings Limited whose signatures appear below, hereby constitute and appoint Jingfu Li their true and lawful attorney and agent, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 13, 2011.

/s/ Jingfu Li	Acting Chief Executive Officer and Director
Jingfu Li	(Principal Executive Officer)

/s/ Shaohui Chen	Acting Chief Financial Officer
Shaohui Chen	(Principal Financial and Accounting Officer)

/s/ Hongjun Wang	Director
Hongjun Wang

/s/ Ruishi Hu	Director
Ruishi Hu

/s/ Yau-Sing Tang	Director
Yau-Sing Tang

/s/ John Robert Nicholls	Director
John Robert Nicholls